(CHARTER COMMUNICATIONS LOGO)

                                                                            NEWS

FOR RELEASE: 8:00 AM ET WEDNESDAY, MAY 7, 2003

                         CHARTER COMMUNICATIONS REPORTS
                      FIRST QUARTER 2003 OPERATING RESULTS

      ST. LOUIS, MO - Charter Communications, Inc. (Nasdaq:CHTR) today reported operating results for the quarter ended March 31, 2003.

      For the 2003 first quarter, Charter generated revenue of $1.178 billion, an increase of 9.7% over last year's first quarter revenue of $1.074 billion. This year's first quarter adjusted EBITDA was $458 million, up 7.5% over adjusted EBITDA of $426 million for the year ago quarter.

      Net cash flows provided by operating activities for the first quarter of 2003 totaled $162 million, an increase of $60 million, or 59%, as compared to amounts reported in the first quarter of 2002. Cash flows from investing activities totaled $231 million in the first quarter of 2003, which is one third of the $604 million reported in the first quarter of 2002, a decrease of $373 million. Cash required for all operating and investing activities totaled $69 million in the first quarter of 2003 as compared to $502 million for the same period a year ago. This significant reduction in cash requirements is a direct result of increasing revenue and a substantial reduction in capital expenditures in the first quarter of 2003. At March 31, 2003, the Company had $446 million in cash on hand.

      Charter recorded special charges in the first quarter of 2003 of approximately $7 million for severance and related costs of its on-going initiative to reduce its workforce, partially offset by a $5 million credit from a settlement related to the conversion of about 145,000 high-speed data customers from the Internet service provider @Home to Charter

Pipeline(R) in 2001. The Company expects to record additional special charges throughout 2003 related to the strategic restructuring of its operations and litigation related costs.

      Net loss applicable to common stock and loss per share for the quarter ended March 31, 2003 were $182 million and $0.62, respectively. For the restated 2002 first quarter, Charter reported net loss applicable to common stock and loss per share of $317 million and $1.08, respectively.

      Revenue generating units totaled approximately 10,474,400 at March 31, 2003, an increase of 51,900 in the first quarter of 2003 and of approximately 813,200 units for the trailing twelve months.

      Carl Vogel, President and CEO said, "Charter made steady progress operationally. Our increase in revenues for the quarter as compared to last year is principally the result of our aggressive efforts to build our base of high-speed data customers, while also increasing service and package prices for our video and data product offerings, and reducing customer churn in all product categories."

      Analog and digital service revenues totaled $898 million for the three months ended March 31, 2003, an increase of $42 million, or 5%, from the same period a year ago. During the first quarter of 2003, the Company lost approximately 50,600 analog video customers as compared to a loss of approximately 157,500 analog video customers in the first quarter of 2002, and 68,800 analog video customers in the fourth quarter of 2002. Included in the loss for the first quarter of 2003 were approximately 13,000 customers previously served by the Company's transitional satellite service outside its broadband footprint, Charter Anywhere. Due to the failure of the Company's service provider for this product, Charter discontinued this offering, which resulted in this one-time loss of customers. Excluding the effect of these one-time losses, analog video customer losses were approximately 37,600, which is approximately half the analog video customer loss experienced in the fourth quarter of 2002, despite the price increases described earlier.

      As a result of Charter's previously announced strategy to focus on customers that are more likely to buy higher revenue and margin products, a plan to repackage some digital service offerings and the discontinuance of its transitional satellite service, the Company lost 31,700 digital customers during the first quarter of 2003 but experienced a 2% increase in the average revenue for digital service.

      "We plan to remain focused on improving the profitability of our digital product, but we do not expect the customer growth rates of the past, given the market penetration in excess of 40% that we have already achieved," Mr Vogel said.

      Mr. Vogel emphasized revenue from high-speed data services totaled $122 million, an increase of $58 million, or 91%, in the first quarter of 2003 compared to the first quarter of 2002. "We nearly doubled our high-speed data customer base in the last year, growing to 1,272,300 customers at March 31, 2003, from 657,900 a year ago. Charter Pipeline, our own branded high-speed data service, is the Company's most profitable product with the lowest capital cost to deploy. Having added 134,200 data customers during the first quarter, we are continuing to actively market data services in an effort to increase the penetration and profitability of Charter Pipeline in residential and commercial markets.

      "With the recent restatements of prior results, Charter has a financial baseline against which to measure operational performance and key recurring financial metrics of our business," Mr. Vogel said. "The results of the strategic restructuring of our operations are beginning to show positive trends, as evidenced by our improving revenue, cash flows from operations and adjusted EBITDA, as well as the decline in our capital expenditures as we focus principally on our goal of generating cash flow from all operating and investing activities."

      Mr. Vogel said the year 2003 is one of transition for the Company as it moves towards its goals of enhanced operational efficiencies and productivity, solid financial discipline, and growth in the revenues from all products and services. "We plan to maintain a heightened focus on meeting customer needs in order to stabilize our customer base, especially as it relates to analog video customers, and improve our financial performance and return on invested capital."

USE OF NON-GAAP FINANCIAL METRICS

      The Company believes that adjusted EBITDA traditionally has provided additional information useful in analyzing the underlying business results and allows a standardized peer company comparison, while minimizing the differences from depreciation policies, financial leverage and tax strategies. However, adjusted EBITDA is a non-GAAP (Generally Accepted Accounting Principles) financial metric and should be considered in addition to, not as a substitute for, net loss, earnings per share or net cash flows from operating activities. Adjusted EBITDA is defined as income from operations before special charges, non-cash depreciation and amortization and option compensation expense. A reconciliation of adjusted EBITDA to net cash flows from operating activities and operating income is included in the following Addendum. Interest on cash pay obligations excludes accretion of original issue discounts on certain debt securities and amortization of deferred financing costs that are reflected as interest expense in our statement of operations.

CONFERENCE CALL

      The Company will host a conference call Wednesday, May 7, 2003 at 11:00 a.m. Eastern Time (ET) related to the contents of this release.

      The conference call will be broadcast live via the Company's website at www.charter.com. The call can be accessed through the "Investor Center" portion of the website, via the "About Us" heading at the top of the page. Participants should go to the call link at least 10 minutes prior to the start time to register. The call will be archived on the website beginning two hours after completion of the call.

      Those parties interested in participating via telephone should dial 888-233-1576. International participants should dial 706-643-3458.

      A replay of the call will be available at 800-642-1687 or 706-645-9291 beginning two hours after the completion of the call through midnight May 12, 2003. The passcode for the replay is 259520.

ABOUT CHARTER COMMUNICATIONS

      Charter Communications, A Wired World Company(TM), is the nation's third-largest broadband communications company. Charter provides a full range of advanced broadband services to the home, including cable television on an advanced digital video programming platform via Charter Digital Cable(R) brand and high-speed Internet access marketed under the Charter Pipeline(R) brand. Commercial high-speed data, video and Internet solutions are provided under the Charter Business Networks(R) brand. Advertising sales and production services are sold under the Charter Media(R) brand. More information about Charter can be found at www.charter.com.

                                      # # #

Contacts:
---------
Media                                              Analysts
Deb Seidel                                         Mary Jo Moehle
314-543-5703                                       314-543-2397
dseidel@chartercom.com                             mmoehle@chartercom.com

Cautionary Statement Regarding Forward-Looking Statements:

This news release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release are set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission, or the SEC, and include, but are not limited to:

      - our ability to sustain and grow revenues and cash from operations by offering video and data services and to maintain a stable customer base, particularly in the face of increasingly aggressive competition from other service providers;

      - our ability to comply with all covenants in our credit facilities and indentures, any violation of which would result in a violation of the applicable facility or indenture and could trigger a default of other obligations under cross default provisions;

      - availability of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash from operations, further borrowings or other sources;

      - any adverse consequences arising out of the recent restatement of our financial statements;

      - the results of the pending grand jury investigation by the United States Attorney's Office for the Eastern District of Missouri, the pending SEC investigation and the putative class action and derivative shareholders litigation against us;

      - the cost and availability of funding to refinance the existing debt that becomes due commencing in 2005;

      -     our ability to achieve free cash flow;

      -     our ability to obtain programming at reasonable prices;

      - general business conditions, economic uncertainty or slowdown and potential international conflict;

      - the impact of any armed conflict, including loss of customers in areas with large numbers of military personnel; and

      -     the effects of governmental regulation on our business.

All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no obligation to update any of the forward looking statements after the date of this news release to conform these statements to actual results or to changes in our expectations.

                  CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (DOLLARS IN MILLIONS, EXCEPT SHARE DATA)

                                                             THREE MONTHS ENDED
                                                                  MARCH 31,
                                                       --------------------------------
                                                            2003              2002
                                                       -------------      -------------
                                                                  (RESTATED)
REVENUES:
   Analog video ..................................     $         719      $         691
   Digital video .................................               179                165
   High-speed data ...............................               122                 64
   Advertising sales .............................                57                 58
   Other .........................................               101                 96
                                                       -------------      -------------
      Total revenues .............................             1,178              1,074
                                                       -------------      -------------
COSTS AND EXPENSES:
   Programming costs .............................               314                283
   Advertising sales .............................                21                 19
   Service .......................................               150                124
   General and administrative ....................               215                194
   Marketing .....................................                20                 28
   Depreciation and amortization .................               370                326
   Option compensation expense, net ..............                --                  2
   Special charges, net ..........................                 2                  1
                                                       -------------      -------------
      Total costs and expenses ...................             1,092                977
                                                       -------------      -------------
      Income from operations .....................                86                 97
OTHER EXPENSES
   Interest, net .................................              (390)              (362)
   Other, net ....................................                 3                 31
                                                                (387)              (331)
Loss before minority interest, income taxes and
  cumulative effect of accounting change .........              (301)              (234)
Minority interest ................................               160                124
                                                       -------------      -------------
Loss before income taxes and cumulative effect
  of accounting change ...........................              (141)              (110)
Income tax expense ...............................               (40)                --
                                                       -------------      -------------
Loss before cumulative effect of accounting change              (181)              (110)
Cumulative effect of accounting change, net of tax                --               (206)
                                                       -------------      -------------
Net loss .........................................              (181)              (316)
Dividends on preferred stock - redeemable ........                (1)                (1)
                                                       -------------      -------------
Net loss applicable to common
stock ............................................     $        (182)     $        (317)
                                                       =============      =============
Basic and diluted loss per share .................     $       (0.62)     $       (1.08)
                                                       =============      =============
Weighted average common shares outstanding .......       294,466,137        294,394,939
                                                       =============      =============

NOTE: Certain 2002 amounts have been reclassified to conform with the 2003 presentation.

           Addendum to Charter Communications, Inc. Earnings Release
                        Three Months Ended March 31, 2003

                  CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
                      UNAUDITED CONSOLIDATED BALANCE SHEETS
                              (DOLLARS IN MILLIONS)

                                                                   MARCH 31,    DECEMBER 31,
                                                                     2003          2002
                                                                   --------      --------
                              ASSETS

CURRENT ASSETS:
   Cash and cash equivalents .................................     $    446      $    321
   Accounts receivable, net of allowance for doubtful accounts          233           259
   Receivables from related party ............................           --             8
   Prepaid expenses and other current assets .................           46            45
                                                                   --------      --------
         Total current assets ................................          725           633
                                                                   --------      --------
INVESTMENT IN CABLE PROPERTIES:
   Property, plant and equipment, net ........................        7,408         7,679
   Franchises, net ...........................................       13,725        13,727
                                                                   --------      --------
         Total investment in cable properties, net ...........       21,133        21,406
                                                                   --------      --------
OTHER ASSETS .................................................          337           345
                                                                   --------      --------
        Total assets .........................................     $ 22,195      $ 22,384
                                                                   ========      ========
                LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
   Accounts payable and accrued expenses .....................     $  1,253      $  1,405
                                                                   --------      --------
         Total current liabilities ...........................        1,253         1,405
                                                                   --------      --------
LONG-TERM DEBT ...............................................       18,961        18,671
DEFERRED MANAGEMENT FEES - RELATED PARTY .....................           14            14
OTHER LONG-TERM LIABILITIES ..................................        1,181         1,177
MINORITY INTEREST ............................................          869         1,025
PREFERRED STOCK - REDEEMABLE .................................           55            51
SHAREHOLDERS' EQUITY (DEFICIT) ...............................         (138)           41
                                                                   --------      --------
          Total liabilities and shareholders' equity (deficit)     $ 22,195      $ 22,384
                                                                   ========      ========

           Addendum to Charter Communications, Inc. Earnings Release
                        Three Months Ended March 31, 2003

                               CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
                              UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                           (DOLLARS IN MILLIONS)

                                                                                     THREE MONTH ENDED MARCH 31,
                                                                                       --------------------
                                                                                        2003         2002
                                                                                       -------      -------
                                                                                             (RESTATED)

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss ......................................................................     $  (181)     $  (316)
   Adjustments to reconcile net loss to net cash flows from operating activities:
      Minority interest ..........................................................        (160)        (124)
      Depreciation and amortization ..............................................         370          326
      Noncash interest expense ...................................................         106           94
      Gain on derivative instruments and hedging activities ......................         (14)         (33)
      Deferred income taxes ......................................................          40           --
      Change in accounting principle .............................................          --          206
      Other, net .................................................................          11            4
   Changes in operating assets and liabilities, net of effects from acquisitions:
      Accounts receivable ........................................................          26           64
      Prepaid expenses and other assets ..........................................          (3)          (3)
      Accounts payable and accrued expenses ......................................         (41)        (114)
      Receivables from and payables to related party,
       including deferred management fees ........................................           8           (2)
                                                                                       -------      -------
          Net cash flows from operating activities ...............................         162          102
                                                                                       -------      -------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property, plant and equipment ....................................        (104)        (435)
   Change in accounts payable and accrued expenses related to capital expenditures        (124)         (87)
   Payments for acquisitions, net of cash acquired ...............................          --          (78)
   Purchases of investments ......................................................          (3)          (4)
                                                                                       -------      -------
          Net cash flows from investing activities ...............................        (231)        (604)
                                                                                       -------      -------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings of long-term debt ..................................................         346        1,868
   Repayments of long-term debt ..................................................        (152)      (1,311)
   Payments for debt issuance costs ..............................................          --          (40)
                                                                                       -------      -------
          Net cash flows from financing activities ...............................         194          517
                                                                                       -------      -------
NET INCREASE IN CASH AND CASH EQUIVALENTS ........................................         125           15
CASH AND CASH EQUIVALENTS, beginning of period ...................................         321            2
                                                                                       -------      -------
CASH AND CASH EQUIVALENTS, end of period .........................................     $   446      $    17
                                                                                       =======      =======
CASH PAID FOR INTEREST ...........................................................     $   160      $   144
                                                                                       =======      =======

           Addendum to Charter Communications, Inc. Earnings Release
                        Three Months Ended March 31, 2003

                  CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
                    UNAUDITED SUMMARY OF OPERATING STATISTICS

                                                                                        APPROXIMATE AS OF
                                                                            ------------------------------------------
                                                                             MARCH 31,      DECEMBER 31,     MARCH 31,
                                                                             2003 (A)        2002 (A)        2002 (A)
                                                                            ----------      ----------      ----------
VIDEO SERVICES:
  ANALOG VIDEO:
      Estimated homes passed (b)  .....................................     11,925,300      11,925,000      11,777,300
      Residential (non-bulk) analog video customers (c)  ..............      6,277,300       6,328,900       6,540,800
      Multi-dwelling (bulk) and commercial unit customers (c) .........        250,900         249,900         237,900
                                                                            ----------      ----------      ----------
          Total analog video customers (c) ............................      6,528,200       6,578,800       6,778,700
                                                                            ----------      ----------      ----------
      Estimated penetration of analog video homes passed (b) (c) (d)  .             55%             55%             58%
DIGITAL VIDEO:
      Estimated digital homes passed (b)  .............................     11,547,000      11,547,000      10,894,000
      Digital customers (e)  ..........................................      2,651,100       2,682,800       2,208,900
      Estimated penetration of digital homes passed (b) (d) (e) .......             23%             23%             20%
      Digital percentage of analog video customers (c) (e) (f) ........             41%             41%             33%
      Digital set-top terminals deployed ..............................      3,749,400       3,772,600       3,055,900
      Estimated video-on-demand homes passed (b) ......................      3,279,000       3,195,000       1,994,700
HIGH-SPEED DATA SERVICES:
     Estimated cable modem homes passed (b) ...........................      9,970,000       9,826,000       8,180,300
     Residential cable modem customers (g) (h) ........................      1,272,300       1,138,100         657,900
     Estimated penetration of cable modem homes passed (b) (d) (g) (h)              13%             12%              8%
     Dial-up customers ................................................         12,700          14,200          32,500
REVENUE GENERATING UNITS (I):
  Analog video customers (c) ..........................................      6,528,200       6,578,800       6,778,700
  Digital customers (e) ...............................................      2,651,100       2,682,800       2,208,900
  Cable modem customers (g) (h) .......................................      1,272,300       1,138,100         657,900
  Telephony customers (j) .............................................         22,800          22,800          15,700
                                                                            ----------      ----------      ----------
      Total revenue generating units (i) ..............................     10,474,400      10,422,500       9,661,200
                                                                            ==========      ==========      ==========
  Customer relationships (k) ..........................................      6,584,900       6,634,700       6,804,800

See footnotes to unaudited summary of operating statistics on page 5 of this Addendum.

           Addendum to Charter Communications, Inc. Earnings Release
                        Three Months Ended March 31, 2003

(a) "Customers" include all persons corporate billing records show as receiving service, regardless of their payment status, except for complimentary accounts (such as Charter employees). The adequacy of previously reported customer reductions, our disconnect policies, the application of those policies and their effect on the customer totals reported by us during 2001 and prior periods are currently under investigation by the United States Attorney's Office for the Eastern District of Missouri and the Securities and Exchange Commission. Those investigations are not complete. Upon the completion of such investigations, and depending on their outcome, we may make additional adjustments in the 2001 or prior periods customer numbers if such adjustments are appropriate. When we publicly announced our 2001 results on February 11, 2002, we also announced that we expected the number of customers to decline by 120,000 during the first quarter of 2002. We ultimately reported a loss of 145,000 customers in that quarter. The customer reduction was primarily the result of eliminating non-paying or delinquent customers from the customer totals.

(b) Homes passed represents the estimated number of living units, such as single family homes, apartments units and condominium units passed by the cable distribution network in a given area to which we offer the service indicated. Homes passed excludes commercial units passed by the cable distribution network.

(c) Analog video customers include all customers who receive video services (including those who also purchase cable modem and telephony services), but exclude approximately 56,700, 55,900 and 26,100 customer relationships, respectively, who pay for cable modem service only and who are only counted as cable modem customers. This represents a change in our methodology from prior reports through September 30, 2002, in which cable modem only customer relationships were included within our analog video customers in light of the fact that they were entitled to receive our most basic level of analog video service. We made this change because we determined that most of these customers were unable to receive our most basic level of analog service because this service was physically secured or blocked, was unavailable in certain areas or the customers were unaware that this service was available to them. Commercial and multi-dwelling structures are calculated on an equivalent bulk unit ("EBU") basis. EBU is calculated for a system by dividing the bulk price charged to accounts in an area by the most prevalent price charged to non-bulk residential customers in that market for the comparable tier of service. The EBU method of estimating analog video customers is consistent with the methodology used in determining costs paid to programmers and has been consistently applied year over year. As we increase our effective analog prices to residential customers without a corresponding increase in the prices charged to commercial service or multi-dwelling customers, our EBU count will decline even if there is no real loss in commercial service or multi-dwelling customers. Our policy is not to count complimentary accounts (such as Charter employees) as customers.

(d) Penetration represents customers as a percentage of homes passed.

(e) Digital video customers include all households that have one or more digital set-top terminals. Included in digital video customers at March 31, 2003, December 31, 2002 and March 31, 2002 are 15,000, 27,500 and 31,000 customers, respectively, that receive digital video service directly through satellite transmission.

(f) Represents the number of digital video customers as a percentage of analog video customers.

(g) As noted above, all of these customers also receive video service and are included in the video statistics above, except that the video statistics do not include approximately 56,700, 55,900 and 26,100 customers at March 31, 2003, December 31, 2002 and March 31, 2002, respectively, who were cable modem only customers and were entitled to receive only our most basic analog video service.

(h) During the first three quarters of 2002, commercial cable modem or data customers were calculated on an Equivalent Modem Unit or EMU basis, which involves converting commercial revenues to residential customer counts. Given the growth plans for our commercial data business, we do not believe that converting commercial revenues to residential customer counts is the most meaningful way to disclose or describe this growing business. We, therefore, excluded 63,700 EMUs that were previously reported in our March 31, 2002 customer totals for comparative purposes.

(i) Revenue generating units represent the sum total of all primary analog video, digital video, high-speed data and telephony customers, not counting additional outlets within one household. For example, a customer who receives two types of services (such as analog video and digital video) would be treated as two revenue generating units, and if that customer added on cable modem service, the customer would be treated as three revenue generating units. This statistic is computed in accordance with the guidelines of the National Cable & Telecommunications Association (NCTA) that have been adopted by eleven publicly traded cable operators (including Charter Communications, Inc.) as an industry standard.

(j) Telephony customers include all households purchasing telephone service.

(k) Customer relationships include the number of customers that receive at least one level of service encompassing video, data and telephony services, without regard to which service(s) customers purchase. This statistic is computed in accordance with the guidelines of the NCTA that have been adopted by eleven publicly traded cable operators (including Charter Communications, Inc.) as an industry standard.

           Addendum to Charter Communications, Inc. Earnings Release
                        Three Months Ended March 31, 2003

                  CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
          UNAUDITED RECONCILIATION OF ADJUSTED EBITDA TO GAAP MEASURES
                              (DOLLARS IN MILLIONS)

                                          THREE MONTHS ENDED MARCH 31,
                                               ---------------
                                               2003       2002
                                               -----      -----
Income from operations                         $  86      $  97
Depreciation and amortization                    370        326
Option compensation expense                       --          2
Special charge, net                                2          1
                                               -----      -----
Adjusted EBITDA                                  458        426
Interest on cash pay obligations                (284)      (268)
Special charges                                   (2)        (1)
Change in operating assets and liabilities       (10)       (55)
                                               -----      -----
Net cash flows from operating activities       $ 162      $ 102
                                               =====      =====

The above schedule is presented in order to reconcile adjusted EBITDA, a non-GAAP measure, to the most directly comparable GAAP measures in accordance with Section 401(b) of the Sarbanes-Oxley Act.

           Addendum to Charter Communications, Inc. Earnings Release
                        Three Months Ended March 31, 2003
                                   Page 6 of 6